EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT


                                                    Jurisdiction of
Names of Direct Subsidiaries:                       Organization:

Ontrack Data Recovery, Inc.                         Minnesota

Mijenix Corporation                                 Wisconsin



                                                    Jurisdiction of
Subsidiaries of Ontrack Data Recovery, Inc.:        Organization:

Ontrack Data Recovery GmbH                          Republic of Germany

Ontrack Data Recovery Europe, Ltd.                  United Kingdom

Ontrack France Sarl                                 France